SUPPLEMENTAL OPERATING & FINANCIAL DATA Q1 2021 An S&P 500 company S&P 500 Dividend Aristocrats ® index member Exhibit 99.2

Q1 2021 Supplemental Operating & Financial Data 2 Table of Contents Corporate Overview 3 COVID-19 Impact Summary of COVID-19 Impact 4 Financial Summary Consolidated Statements of Income 6 Funds From Operations (FFO) 7 Adjusted Funds From Operations (AFFO) 8 Consolidated Balance Sheets 9 Debt Summary 10 Debt Maturities 11 Capitalization & Financial Ratios 12 Adjusted EBITDAre & Coverage Ratios 13 Debt Covenants 14 Transaction Summary Investment Summary 15 Disposition Summary 16 Development Pipeline 17 Real Estate Portfolio Summary Client Diversification 18 Top 10 Industries 19 Industry Diversification 20 Geographic Diversification 22 Property Type Composition 24 Same Store Rental Revenue 25 Leasing Data Occupancy 27 Leasing Activity 28 Lease Expirations 29 Earnings Guidance 30 Analyst Coverage 31 Glossary 32 This Supplemental Operating & Financial Data should be read in connection with the company's first quarter 2021 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on May 3, 2021) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data.

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index dedicated to providing stockholders with dependable monthly dividends that increase over time. For over 52 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term net-lease agreements, and supports our monthly dividend.

Portfolio Overview

At March 31, 2021, we owned a diversified portfolio of 6,662 properties located in all U.S. states, Puerto Rico and the United Kingdom (U.K.), with approximately 114.2 million square feet of leasable space. Our properties are leased to approximately 600 different clients doing business in 56 separate industries. Approximately 84% of our total portfolio annualized contractual rent[1] was generated from retail properties, 11% from industrial properties, and the remaining 5% from other property types. Our physical occupancy as of March 31, 2021 was 98.0%, with a weighted average remaining lease term of approximately 8.9 years. Total portfolio annualized contractual rent on our leases as of March 31, 2021 was $1.73 billion[2].

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol "O".

		March 31, 2021
Closing price	$	63.50
Shares and units outstanding		373,972,941
Market value of common equity	$	23,747,282,000
Total market capitalization	$	32,313,787,000

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

One Team Senior Management

Neil M. Abraham, EVP, Chief Strategy Officer
Michelle Bushore, EVP, Chief Legal Officer, General Counsel and Secretary
Mark E. Hagan, EVP, Chief Investment Officer
Christie B. Kelly, EVP, Chief Financial Officer and Treasurer
Michael R. Pfeiffer, EVP, Chief Administrative Officer
Sumit Roy, President & Chief Executive Officer

Credit Ratings

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

Dividend Information as of April 2021

- Current annualized dividend of $2.82 per share
- Compound average annual dividend growth rate of approximately 4.4%
- 610 consecutive monthly dividends declared
- 94 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, California 92130
Phone: +1 (858) 284-5000

London Office

42 Brook St.
London, United Kingdom W1K 5DB
Phone: +44 (0)20 3931 6856
Website: www.realtyincome.com

(1) Total portfolio annualized contractual rent is a supplemental operating measure. Please see Glossary for our definition and an explanation of how we utilize this metric.
(2) Total portfolio annualized contractual rent includes 3.9% of rent from all of our clients, inclusive of 2.0% from our theater clients that, as of March 31, 2021, did not meet our threshold for probability of collection.

Q1 2021 Supplemental Operating & Financial Data 3

Summary of COVID-19 Impact

REALTY INCOME
The Monthly Dividend Company®

Percentages of Contractual Rent Collected as of March 31, 2021

	Month Ended January 31, 2021	Month Ended February 28, 2021	Month Ended March 31, 2021	Quarter Ended March 31, 2021
Contractual rent collected[(1)] across total portfolio	93.9%	94.0%	94.3%	**94.1%**
Contractual rent collected[(1)] from our top 20 clients[(2)]	89.4%	89.8%	90.3%	**89.8%**
Contractual rent collected[(1)] from our investment grade clients[(3)]	100.0%	100.0%	100.0%	**100.0%**
Contractual rent collected from our theater clients	13.3%	13.1%	15.5%	**14.0%**
Contractual rent collected from our health and fitness clients	89.1%	92.3%	94.1%	**91.8%**

(1) Collection rates are calculated as the aggregate contractual rent collected for the applicable period from the beginning of that applicable period through March 31, 2021, divided by the contractual rent charged for the applicable period. Rent collection percentages are calculated based on contractual rents (excluding percentage rents and contractually obligated reimbursements by our clients). Charged amounts have not been adjusted for any COVID-19 related rent relief granted and include contractual rents from any clients in bankruptcy. Due to differences in applicable foreign currency conversion rates and rent conventions, the percentages above may differ from percentages calculated utilizing our total portfolio annualized contractual rent.

(2) We define our top 20 clients as our 20 largest clients based on percentage of total portfolio annualized contractual rent as of March 31, 2021 for all periods.

(3) Please see Glossary for our definition of our investment grade clients.

Q1 2021 Supplemental Operating & Financial Data 4

Q1 2021 Supplemental Operating & Financial Data 5 Summary of COVID-19 Impact (Cont'd) Unpaid Contractual Base Rent Summary (1) (in millions) As of Percentage of March 31, 2021 Total Unpaid rent and rent deferred included in AFFO $ 92.1 66.3 % Reserves on contractual base rent (2) 46.4 33.4 Reduction of rental revenue from COVID-19 lease modifications and abatements (2) 0.4 0.3 Total unpaid rent $ 138.9 100% (1) Contractual rents exclude percentage rents and contractually obligated reimbursements by our clients. (2) Reflects cumulative amounts for the year ended December 31, 2020 and three months ended March 31, 2021. Theater Industry Update As of March 31, 2021, the theater industry represented 5.6% of annualized contractual rent. As of March 31, 2021, we were fully reserved for 37 theater properties. At March 31, 2021, the receivables outstanding for our 79 theater properties totaled $66.7 million, net of $33.2 million of reserves, and includes $8.5 million of straight-line rent receivables, net of $1.9 million of reserves. The following table summarizes reserves recorded as a reduction of rental revenue for theater properties (dollars in millions): Three Months Ended March 31, 2021 Rental revenue reserves $ 7.3 Straight-line rent reserves 0.1 Total rental revenue reserves $ 7.4

Q1 2021 Supplemental Operating & Financial Data 6 (unaudited) Three Months Ended March 31, 2021 2020 REVENUE Rental (including reimbursable) (1) $ 439,365 $ 412,157 Other 3,439 2,184 Total revenue 442,804 414,341 EXPENSES Depreciation and amortization 177,985 164,585 Interest 73,075 75,925 Property (including reimbursable) 28,499 25,606 General and administrative 20,796 20,964 Income taxes 6,225 2,763 Provisions for impairment 2,720 4,478 Total expenses 309,300 294,321 Gain on sales of real estate 8,401 38,506 Foreign currency and derivative gains (losses), net 804 (1,564) Loss on extinguishment of debt (46,473) (9,819) Net income 96,236 147,143 Net income attributable to noncontrolling interests (296) (316) Net income available to common stockholders $ 95,940 $ 146,827 Net income available to common stockholders per common share: Basic and diluted $ 0.26 $ 0.44 (1) Includes rental revenue (reimbursable) of $21,677 and $20,366 for the three months ended March 31, 2021 and March 31, 2020, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from clients for recoverable real estate taxes and operating expenses. In addition, we recorded reserves as a reduction of rental revenue of $8,762 (of which $451 was related to straight-line rent receivables) for the three months ended March 31, 2021 and $1,781 (of which $671 was related to straight-line rent receivables) for the three months ended March 31, 2020. Unless otherwise specified, references to reserves recorded as a reduction of rental revenue include amounts reserved for in the current period, as well as unrecognized contractual rental revenue and unrecognized straight-line rental revenue for leases accounted for on a cash basis. As the COVID-19 pandemic did not affect our rent collections until April 2020, there was no related impact for the three months ended March 31, 2020. Consolidated Statements of Income (dollars in thousands, except per share amounts)

Q1 2021 Supplemental Operating & Financial Data 7 Funds From Operations(1) (dollars in thousands, except per share amounts) The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. Three Months Ended March 31, 2021 2020 Net income available to common stockholders $ 95,940 $ 146,827 Depreciation and amortization 177,985 164,585 Depreciation of furniture, fixtures and equipment (371) (126) Provisions for impairment 2,720 4,478 Gain on sales of real estate (8,401) (38,506) FFO adjustments allocable to noncontrolling interests (166) (154) FFO available to common stockholders $ 267,707 $ 277,104 FFO allocable to dilutive noncontrolling interests — 369 Diluted FFO $ 267,707 $ 277,473 FFO per common share: Basic and diluted $ 0.72 $ 0.82 Distributions paid to common stockholders $ 260,697 $ 233,824 FFO available to common stockholders in excess of distributions paid to common stockholders $ 7,010 $ 43,280 Weighted average number of common shares used for FFO: Basic 371,522,607 336,624,567 Diluted 371,601,901 337,439,634 (1) FFO is a non-GAAP financial measure. Please see Glossary for our definition and an explanation of how we utilize this metric.

Q1 2021 Supplemental Operating & Financial Data 8 The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. Three Months Ended March 31, 2021 2020 Net income available to common stockholders (2) $ 95,940 $ 146,827 Cumulative adjustments to calculate FFO (3) 171,767 130,277 FFO available to common stockholders 267,707 277,104 Executive severance charge — 3,463 Loss on extinguishment of debt 46,473 9,819 Amortization of share-based compensation 3,697 3,742 Amortization of deferred financing costs 1,665 1,360 Amortization of net mortgage premiums (280) (354) Loss on interest rate swaps 722 686 Straight-line payments from cross-currency swaps 618 723 Leasing costs and commissions (706) (138) Recurring capital expenditures (23) — Straight-line rent (10,463) (7,782) Amortization of above and below-market leases, net 9,300 6,430 Other adjustments (488) 2,170 AFFO available to common stockholders $ 318,222 $ 297,223 AFFO allocable to dilutive noncontrolling interests 351 376 Diluted AFFO $ 318,573 $ 297,599 AFFO per common share: Basic and diluted $ 0.86 $ 0.88 Distributions paid to common stockholders $ 260,697 $ 233,824 AFFO available to common stockholders in excess of distributions paid to common stockholders $ 57,525 $ 63,399 Weighted average number of common shares used for AFFO: Basic 371,522,607 336,624,567 Diluted 372,065,020 337,439,634 (1) AFFO is a non-GAAP financial measure. Please see Glossary for our definition and an explanation of how we utilize this metric. (2) As of March 31, 2021, there was $22,258 of uncollected rent deferred as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the Financial Accounting Standards Board (FASB) and $69,822 of uncollected rent for which we have not granted a lease concession. As the COVID-19 pandemic did not affect our rent collections until April 2020, there was no related impact for the three months ended March 31, 2020. (3) See reconciling items for FFO presented under "Funds from Operations (FFO).” Adjusted Funds From Operations(1) (dollars in thousands, except per share amounts)

Q1 2021 Supplemental Operating & Financial Data 9 Consolidated Balance Sheets (dollars in thousands, except per share amounts) (unaudited) March 31, 2021 December 31, 2020 ASSETS Real estate held for investment, at cost: Land $ 6,672,885 $ 6,318,926 Buildings and improvements 15,171,070 14,696,712 Total real estate held for investment, at cost 21,843,955 21,015,638 Less accumulated depreciation and amortization (3,668,269) (3,549,486) Real estate held for investment, net 18,175,686 17,466,152 Real estate and lease intangibles held for sale, net 22,500 19,004 Cash and cash equivalents 183,984 824,476 Accounts receivable, net 307,017 285,701 Lease intangible assets, net 1,820,146 1,710,655 Other assets, net 470,237 434,297 Total assets $ 20,979,570 $ 20,740,285 LIABILITIES AND EQUITY Distributions payable $ 88,662 $ 85,691 Accounts payable and accrued expenses 200,168 241,336 Lease intangible liabilities, net 313,907 321,198 Other liabilities 277,325 256,863 Line of credit payable and commercial paper 675,000 — Term loan, net 249,407 249,358 Mortgages payable, net 282,037 300,360 Notes payable, net 7,326,051 8,267,749 Total liabilities 9,412,557 9,722,555 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 373,509,822 and 361,303,445 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively 15,371,016 14,700,050 Distributions in excess of net income (3,827,660) (3,659,933) Accumulated other comprehensive loss (8,484) (54,634) Total stockholders’ equity 11,534,872 10,985,483 Noncontrolling interests 32,141 32,247 Total equity 11,567,013 11,017,730 Total liabilities and equity $ 20,979,570 $ 20,740,285

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of March 31, 2021		Principal Balance as of March 31, 2021		% of Debt	Interest Rate as of March 31, 2021	Weighted Average Years Until Maturity
Credit Facility and Commercial Paper [1]							
Credit Facility	March 24, 2023	$	—		— %		
Commercial Paper	[2]		675,000		7.9 %	0.25 % [6]	0.1 years
	Carrying value		675,000				
Unsecured Term Loan							
Term Loan [3]	March 24, 2024		250,000		2.9 %	3.89 %	3.0 years
Deferred financing costs			(593)				
	Carrying value		249,407				
Senior Unsecured Notes and Bonds							
4.650% Notes due 2023	August 1, 2023		750,000		8.8 %	4.65 %	
3.875% Notes due 2024	July 15, 2024		350,000		4.1 %	3.88 %	
3.875% Notes due 2025	April 15, 2025		500,000		5.8 %	3.88 %	
0.750% Notes due 2026	March 15, 2026		325,000		3.8 %	0.75 %	
4.125% Notes due 2026	October 15, 2026		650,000		7.6 %	4.13 %	
3.000% Notes due 2027	January 15, 2027		600,000		7.0 %	3.00 %	
3.650% Notes due 2028	January 15, 2028		550,000		6.4 %	3.65 %	
3.250% Notes due 2029	June 15, 2029		500,000		5.8 %	3.25 %	
1.625% Notes due 2030 [4]	December 15, 2030		551,040		6.4 %	1.63 %	
3.250% Notes due 2031	January 15, 2031		950,000		11.1 %	3.25 %	
1.800% Notes due 2033	March 15, 2033		400,000		4.7 %	1.80 %	
2.730% Notes due 2034 [4]	May 20, 2034		433,944		5.1 %	2.73 %	
5.875% Bonds due 2035	March 15, 2035		250,000		2.9 %	5.88 %	
4.650% Notes due 2047	March 15, 2047		550,000		6.4 %	4.65 %	
	Principal amount		7,359,984		85.9 %	3.40 % [6]	8.7 years
Unamortized net premiums and deferred financing costs			(33,933)				
	Carrying value		7,326,051				
Mortgages Payable							
15 mortgages on 64 properties	July 2021 - June 2032		281,521		3.3 %	4.83 % [6]	2.8 years
Unamortized net premiums and deferred financing costs			516				
	Carrying value		282,037				
	Total Debt	**$**	**8,566,505**	[5]	**100.0 %**	**3.22 %** [6]	**7.7 years**
	Fixed Rate	**$**	**7,891,505**		**92.1 %**		
	Variable Rate	**$**	**675,000**		**7.9 %**		

[1] We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR, plus 0.775%, with an initial term that expires in March 2023, excluding a $1.0 billion accordion feature, which is subject to obtaining lender commitments. We also have an unsecured commercial paper program up to a maximum aggregate amount outstanding of $1.0 billion.

[2] Commercial paper borrowings outstanding at March 31, 2021 mature as follows; $50 million on April 9, 2021, $240 million on April 23, 2021 and $385 million on May 12, 2021.

[3] Borrowings under the term loan have been swapped to fixed and bear interest at an effective rate of 3.89%.

[4] Represents the principal balance (in U.S. dollars) of the Sterling-denominated note offering and Sterling-denominated private placement of £400.0 million and £315.0 million, respectively, which approximates $551.0 million and $433.9 million, respectively, converted at the applicable exchange rate on March 31, 2021.

[5] Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loan, notes and bonds, and mortgages payable. With the exception of our commercial paper borrowings, all other debt is either fixed or has been swapped to fixed as of March 31, 2021.

[6] The totals are calculated as the weighted average interest rate as of March 31, 2021.

Q1 2021 Supplemental Operating & Financial Data 10

Q1 2021 Supplemental Operating & Financial Data 11 Debt Maturities as of March 31, 2021 (dollars in millions) Debt Maturities Year of Maturity Credit Facility and Commercial Paper (1) Term Loan Mortgages Payable Senior Unsecured Notes and Bonds Total Weighted Average Expiring Interest Rate (2) 2021 $ 675.0 $ — $ 26.1 $ — $ 701.1 5.70% 2022 — — 111.8 — 111.8 4.97% 2023 — — 20.6 750.0 770.6 4.64% 2024 — 250.0 112.2 350.0 712.2 3.97% 2025 — — 0.7 500.0 500.7 3.88% Thereafter — — 10.1 5,760.0 5,770.1 3.18% Totals $ 675.0 $ 250.0 $ 281.5 $ 7,360.0 $ 8,566.5 (1) Commercial paper borrowings outstanding at March 31, 2021 mature as follows; $50 million on April 9, 2021, $240 million on April 23, 2021 and $385 million on May 12, 2021. At March 31, 2021, there were no borrowings under our revolving credit facility. (2) Weighted average interest rate for 2021 excludes commercial paper. Mortgages Payable Maturities by Quarter Year of Maturity First Quarter Second Quarter Third Quarter Fourth Quarter Total Weighted Average Interest Rate 2021 $ — $ 0.9 $ 24.4 $ 0.8 $ 26.1 5.70% 2022 0.9 10.5 62.2 38.2 111.8 4.97% 2023 0.9 6.5 12.4 0.8 20.6 4.44% 2024 0.8 0.8 0.9 109.7 112.2 4.47% 2025 0.3 0.1 0.1 0.2 0.7 5.83% Thereafter — — — 10.1 10.1 5.63% Totals $ 2.9 $ 18.8 $ 100.0 $ 159.8 $ 281.5

Q1 2021 Supplemental Operating & Financial Data 12 Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Cash on Hand $ 183,984 Availability under Credit Facility 3,000,000 Less: Commercial Paper Borrowings (675,000) $ 2,508,984 (2) Liquidity calculation excludes availability under the $1.0 billion commercial paper program. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under this program. Principal Debt Balance Credit Facility and Commercial Paper $ 675,000 Unsecured Term Loan 250,000 Senior Unsecured Notes and Bonds 7,359,984 Mortgages Payable 281,521 Total Debt $ 8,566,505 Equity Shares/Units Stock Price Market Value Common Stock (NYSE: "O") 373,509,822 $ 63.50 $ 23,717,874 Common Units 463,119 $ 63.50 $ 29,408 Total Equity $ 23,747,282 Total Market Capitalization (1) $ 32,313,787 Debt/Total Market Capitalization (1) 26.5% (1) Our enterprise value was $32,129,803 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data Q1 2021 Q1 2020 Year-over-Year Growth Rate Common Dividend Paid per Share $ 0.7035 $ 0.6925 1.6 % AFFO per Share (diluted) $ 0.86 $ 0.88 (2.3) % AFFO Payout Ratio 81.8% 78.7 % Liquidity as of March 31, 2021 (2) Capitalization as of March 31, 2021 Capital Structure as of March 31, 2021

Q1 2021 Supplemental Operating & Financial Data 13 Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) and Pro Forma Adjusted EBITDAre Three Months Ended March 31, 2021 Net income (2) $ 96,236 Interest 73,075 Loss on extinguishment of debt 46,473 Income taxes 6,225 Depreciation and amortization 177,985 Provisions for impairment 2,720 Gain on sales of real estate (8,401) Foreign currency and derivative gains, net (3) (804) Quarterly Adjusted EBITDAre (3) $ 393,509 Annualized Adjusted EBITDAre $ 1,574,036 Annualized Pro Forma Adjustments (4) 31,084 Annualized Pro Forma Adjusted EBITDAre (5) $ 1,605,120 Net Debt $ 8,348,511 Net Debt/Annualized Adjusted EBITDAre (6) 5.3 Net Debt/Annualized Pro forma Adjusted EBITDAre (6) 5.2 (1) Adjusted EBITDAre and Annualized Adjusted EBITDAre are non-GAAP financial measures. Please see Glossary for our definition and an explanation of how we utilize these metrics. (2) Net income for the three months ended March 31, 2021 was negatively impacted by $8.8 million of rent reserves recorded as reductions of rental revenue, of which $451,000 relates to straight-line rent. (3) Includes foreign currency gains and losses as a result of intercompany debt and certain remeasurement transactions. (4) The Annualized Pro Forma Adjustments consists of $31.2 million from properties we acquired or stabilized during the quarter and removes $148,000 of operating income from properties we disposed of during the quarter, assuming all transactions occurred at the beginning of the quarter. (5) Annualized Pro Forma Adjusted EBITDAre is a non-GAAP financial measure. Please see Glossary for our definition and an explanation of how we utilize this metric. (6) Net Debt/Annualized Adjusted EBITDAre and Net Debt/Annualized Pro Forma Adjusted EBITDAre are supplemental operating measures. Please see Glossary for our definitions of these metrics. Debt Service & Fixed Charge Coverage

Q1 2021 Supplemental Operating & Financial Data 14 Debt Covenants The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 37.9 % Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.3 % Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 5.8 Maintenance of total unencumbered assets ≥ 150% of unsecured debt 268.2% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on April 1, 2020, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of April 1, 2020, nor does it purport to reflect our debt service coverage ratio for any future period. As of March 31, 2021

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Q1 2021	Acquisitions - U.S. [2]	77	$	566,909	$	31,887	2,298,606	5.6%	13.5
	Acquisitions - U.K.	12		402,962		19,775	932,967	4.9%	10.6
	Total acquisitions	89	$	969,871	$	51,662	3,231,573	5.3%	12.4
	Properties under development [3]	21		57,931		3,241	1,597,165	5.6%	15.5
	Total real estate investments	110	$	1,027,802	$	54,903	4,828,738	5.3%	12.6

Approximately 39% of the annualized revenue generated by these investments is from our investment grade clients [4]

(1) Initial average cash lease yield is a supplemental operating measure. Please see Glossary for our definition of this metric.

(2) During the three months ended March 31, 2021, we completed our expansion into all U.S. states with approximately a $116 million acquisition in Hawaii.

(3) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

(4) Please see Glossary for our definition of our investment grade clients.

Q1 2021 Supplemental Operating & Financial Data 15

Q1 2021 Supplemental Operating & Financial Data 16 Disposition Summary (dollars in thousands) Number of Properties Initial Investment Net Book Value Net Sales Proceeds Net Cash Capitalization Rate (1) Q1 2021 Occupied 4 $ 10,735 $ 9,954 $ 12,592 7.2% Vacant 23 33,166 16,265 22,113 — Total real estate dispositions 27 $ 43,901 $ 26,219 $ 34,705 The unlevered internal rate of return on properties sold during the first quarter was 11.1% (1) Net cash capitalization rate is a supplemental operating measure. Please see Glossary for our definition of this metric.

Q1 2021 Supplemental Operating & Financial Data 17 Development Pipeline (dollars in thousands) Retail Number of Properties Investment to Date Estimated Remaining Investment Total Commitment Percent Funded Percent Leased (2) New development (1) 11 $ 12,162 $ 26,517 $ 38,679 31% 100 % Development of existing properties 6 7,829 4,275 12,104 65% 96% 17 $ 19,991 $ 30,792 $ 50,783 39 % Non-Retail Number of Properties Investment to Date Estimated Remaining Investment Total Commitment Percent Funded Percent Leased (2) New development (1) 2 $ 78,844 $ 59,282 $ 138,126 57% 100 % Development of existing properties — — — — — % — % 2 $ 78,844 $ 59,282 $ 138,126 57 % Total Number of Properties Investment to Date Estimated Remaining Investment Total Commitment Percent Funded Percent Leased (2) New development (1) 13 $ 91,006 $ 85,799 $ 176,805 51% 100 % Development of existing properties 6 7,829 4,275 12,104 65% 96% 19 $ 98,835 $ 90,074 $ 188,909 52% (1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. (2) Estimated rental revenue commencement dates on properties under development are between April 2021 and February 2022. As of March 31, 2021

Client Diversification

REALTY INCOME
The Monthly Dividend Company®

Our Top 20 Clients

Our 20 largest clients based on percentage of total portfolio annualized contractual rent, which does not give effect to deferred rent, at March 31, 2021 include the following:

Ranking	Client	Number of Leases	Percentage of Total Portfolio Annualized Contractual Rent (1)	Investment Grade Ratings (S&P/Moody's/Fitch)
1	Walgreens	248	5.5%	BBB/Baa2/BBB-
2	7-Eleven	431	4.6%	AA-/Baa2/-
3	Dollar General	804	4.3%	BBB/Baa2/-
4	FedEx	41	3.6%	BBB/Baa2/-
5	Dollar Tree / Family Dollar	552	3.2%	BBB/Baa2/-
6	Sainsbury's	21	3.1%	—
7	LA Fitness	56	3.0%	—
8	AMC Theaters	34	2.8%	—
9	Regal Cinemas (Cineworld)	41	2.6%	—
10	Walmart/ Sam's Club	57	2.6%	AA/Aa2/AA
11	Lifetime Fitness	16	2.3%	—
12	Circle K (Couche-Tard)	273	1.7%	BBB/Baa2/-
13	BJ's Wholesale Clubs	15	1.6%	—
14	Speedway (Marathon)	161	1.6%	BBB/Baa2/BBB
15	Treasury Wine Estates	17	1.5%	—
16	CVS Pharmacy	88	1.5%	BBB/Baa2/-
17	Home Depot	23	1.4%	A/A2/A
18	Kroger	22	1.4%	BBB/Baa1/-
19	B&Q (Kingfisher)	11	1.4%	BBB-/Baa2/BBB-
20	Tesco	10	1.4%	BBB-/Baa3/BBB-
	Total	2,921	51.2%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.8x (2)
Median EBITDAR/Rent Ratio on Retail Properties	2.5x (2)

(1) Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total.

(2) Based on an analysis of the most recently provided information from all retail clients that provide such information. The majority of our clients report pre-pandemic financial information. As a result, the current calculations only partially reflect the impact of COVID-19. We do not independently verify the information we receive from our retail clients.

Our Investment Grade Clients(3):

Number of Leases	3,659
Percentage of Total Portfolio Annualized Contractual Rent	49.9%



38.6%
45.3%
4.8%
11.3%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(3) Please see Glossary for our definition of our investment grade clients.

Q1 2021 Supplemental Operating & Financial Data 18

Q1 2021 Supplemental Operating & Financial Data 19 (1)Top 10 Industries Percentage of Total Portfolio Annualized Contractual Rent As of Mar 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 2016 Convenience stores 12.0% 11.9% 12.3% 12.6% 9.3% 10.0% Grocery stores 10.0 9.8 7.9 5.0 5.3 3.5 Drug stores 7.9 8.2 8.8 9.4 10.2 10.8 Dollar stores 7.4 7.6 7.9 7.3 7.5 8.0 Health and fitness 6.4 6.7 7.0 7.1 7.7 7.6 Theaters 5.6 5.6 6.1 5.3 5.7 4.6 Restaurants - quick service 5.2 5.3 5.8 6.3 5.2 4.8 Home improvement 4.5 4.3 2.9 2.8 2.9 2.5 Transportation services 3.9 3.9 4.3 5.0 5.4 5.7 General merchandise 3.5 3.4 2.5 2.1 2.3 1.9 (1) The presentation of Top 10 Industries combines total portfolio annualized contractual rent from U.S. and U.K. properties.

Q1 2021 Supplemental Operating & Financial Data 20 Percentage of Total Portfolio Annualized Contractual Rent As of March 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 2016 U.S. Aerospace 0.6% 0.6% 0.8% 0.9% 1.0% 1.1% Apparel stores 1.3 1.3 1.1 1.2 1.4 1.7 Automotive collision services 1.1 1.1 1.0 0.9 1.0 1.0 Automotive parts 1.6 1.6 1.6 1.7 1.5 1.3 Automotive service 2.7 2.7 2.6 2.3 2.5 2.0 Automotive tire services 1.9 2.0 2.1 2.3 2.5 2.6 Beverages 2.2 2.1 2.0 2.4 2.6 2.8 Child care 2.0 2.1 2.1 2.2 1.7 1.7 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.5 0.6 0.6 0.7 0.7 0.9 Convenience stores 12.0 11.9 12.3 12.6 9.3 10.0 Crafts and novelties 0.9 0.9 0.6 0.6 0.6 0.5 Diversified industrial 0.7 0.8 0.7 0.8 0.8 0.9 Dollar stores 7.4 7.6 7.9 7.3 7.5 8.0 Drug stores 7.9 8.2 8.8 9.4 10.2 10.8 Education 0.2 0.2 0.2 0.3 0.3 0.3 Electric utilities * 0.1 0.1 0.1 0.1 0.1 Entertainment 0.3 0.3 0.3 0.3 0.4 0.4 Equipment services 0.3 0.3 0.4 0.4 0.4 0.5 Financial services 1.8 1.8 2.0 2.4 2.3 2.6 Food processing 0.7 0.7 0.7 0.5 0.6 1.0 General merchandise 3.5 3.4 2.5 2.1 2.3 1.9 Government services 0.6 0.6 0.7 0.9 0.9 1.0 Grocery stores 4.7 4.9 5.2 5.0 5.3 3.5 Health and beauty 0.2 0.2 0.2 0.2 * * Health and fitness 6.4 6.7 7.0 7.1 7.7 7.6 Industry Diversification * Less than 0.1%

Q1 2021 Supplemental Operating & Financial Data 21 Industry Diversification (Cont'd) Percentage of Total Portfolio Annualized Contractual Rent As of March 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 2017 2016 Health care 1.5% 1.5% 1.6% 1.6% 1.4% 1.5% Home furnishings 0.7 0.7 0.8 0.8 0.9 0.9 Home improvement 3.1 3.1 2.9 2.8 2.9 2.5 Machinery 0.1 0.1 0.1 0.1 0.1 0.1 Motor vehicle dealerships 1.7 1.6 1.6 1.8 2.0 2.0 Office supplies 0.1 0.1 0.2 0.2 0.2 0.3 Other manufacturing 0.4 0.4 0.6 0.7 0.8 0.8 Packaging 0.8 0.9 0.8 1.0 1.1 0.9 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.7 0.7 0.7 0.5 0.6 0.6 Restaurants - casual dining 2.7 2.8 3.2 3.3 3.6 3.7 Restaurants - quick service 5.2 5.3 5.8 6.3 5.2 4.8 Shoe stores 0.2 0.2 0.2 0.5 0.6 0.6 Sporting goods 0.7 0.7 0.8 0.9 1.0 1.5 Telecommunications 0.5 0.5 0.5 0.6 0.6 0.7 Theaters 5.6 5.6 6.1 5.3 5.7 4.6 Transportation services 3.9 3.9 4.3 5.0 5.4 5.7 Wholesale clubs 2.4 2.4 2.5 2.9 3.1 3.4 Other 0.6 0.2 0.7 0.7 0.8 0.8 Total U.S. 92.8% 93.8% 97.3% 100% 100% 100% U.K. Grocery stores 5.3 4.9 2.7 — — — Health care 0.1 0.1 — — — — Home improvement 1.4 1.2 — — — — Warehousing and storage 0.3 — — — — — Other 0.1 * * — — — Total U.K. 7.2% 6.2% 2.7% —% —% —% Totals 100% 100% 100% 100% 100% 100% * Less than 0.1%

Geographic Diversification

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet		Total Portfolio Annualized Contractual Rent as of March 31, 2021	Percentage of Total Portfolio Annualized Contractual Rent
Alabama	225	95 %	2,127,700	$	30,882	1.8 %
Alaska	3	100	274,600		2,148	0.1
Arizona	150	99	2,070,400		31,428	1.8
Arkansas	98	99	1,171,200		14,469	0.8
California	240	98	7,742,100		150,970	8.8
Colorado	97	96	1,562,100		23,983	1.4
Connecticut	18	89	1,274,100		12,336	0.7
Delaware	19	100	101,400		3,136	0.2
Florida	431	98	5,023,400		88,873	5.1
Georgia	299	99	4,562,800		60,064	3.5
Hawaii	22	100	47,800		6,926	0.4
Idaho	14	93	103,200		1,766	0.1
Illinois	298	96	7,693,700		97,954	5.7
Indiana	203	100	2,575,600		40,755	2.4
Iowa	46	91	2,527,800		18,204	1.1
Kansas	118	98	2,206,600		24,889	1.4
Kentucky	95	99	1,829,300		22,436	1.3
Louisiana	137	97	1,971,300		25,958	1.5
Maine	27	100	277,800		5,721	0.3
Maryland	38	100	1,494,000		25,748	1.5
Massachusetts	59	95	888,600		16,407	1.0
Michigan	243	100	2,752,200		42,838	2.5
Minnesota	176	99	2,357,400		47,048	2.7
Mississippi	194	95	2,084,300		23,629	1.4
Missouri	184	95	2,935,800		39,387	2.3

Q1 2021 Supplemental Operating & Financial Data

22

Geographic Diversification (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet		Total Portfolio Annualized Contractual Rent as of March 31, 2021	Percentage of Total Portfolio Annualized Contractual Rent
Montana	12	100 %	89,100	$	2,238	0.1 %
Nebraska	60	100	857,600		8,880	0.5
Nevada	26	100	1,701,500		16,277	0.9
New Hampshire	15	100	329,000		6,152	0.4
New Jersey	80	98	1,271,000		29,933	1.7
New Mexico	58	100	495,500		8,632	0.5
New York	155	98	3,327,200		71,206	4.1
North Carolina	213	98	3,976,700		53,251	3.1
North Dakota	8	75	126,900		1,327	0.1
Ohio	340	99	6,762,800		69,625	4.0
Oklahoma	191	99	2,377,000		32,535	1.9
Oregon	31	100	665,100		11,975	0.7
Pennsylvania	212	99	2,361,900		45,420	2.6
Rhode Island	3	100	158,000		2,582	0.1
South Carolina	178	98	1,818,300		36,061	2.1
South Dakota	20	85	252,000		2,584	0.1
Tennessee	261	98	3,854,700		50,039	2.9
Texas	832	99	12,304,800		179,888	10.4
Utah	23	100	949,700		10,053	0.6
Vermont	2	100	84,600		1,467	0.1
Virginia	218	100	3,416,200		45,087	2.6
Washington	52	98	1,075,500		18,159	1.0
West Virginia	39	97	553,100		7,330	0.4
Wisconsin	132	98	3,049,300		35,187	2.0
Wyoming	9	100	63,900		1,520	0.1
Puerto Rico	4	100	28,300		859	*
U.K.	54	100	4,636,900		124,227	7.2
Totals/average	6,662	98 %	114,241,800	$	1,730,449	100 %

* Less than 0.1%

Q1 2021 Supplemental Operating & Financial Data

23

Q1 2021 Supplemental Operating & Financial Data 24 Property Type Composition (dollars in thousands) Property Type Number of Properties Approximate Leasable Square Feet (1) Total Portfolio Annualized Contractual Rent as of March 31, 2021 Percentage of Total Portfolio Annualized Contractual Rent as of March 31, 2021 Percentage of Annualized Contractual Rent from Our Investment Grade Clients (2) Retail 6,483 80,550,800 $ 1,452,509 83.9% 46.0 % Industrial 121 30,330,800 199,186 11.5 75.8 Office 43 3,175,700 51,610 3.0 86.1 Agriculture 15 184,500 27,144 1.6 — Totals 6,662 114,241,800 $ 1,730,449 100% 49.9% (1) Includes leasable building square footage. Excludes 3,300 acres of leased land categorized as agriculture at March 31, 2021. (2) Please see Glossary for our definition of our investment grade clients.

Q1 2021 Supplemental Operating & Financial Data 25 Q1 2021 Same Store Rental Revenue Number of properties 6,127 Square footage 97,064,405 Q1 2021 $ 372,862 Q1 2020 $ 375,809 Decrease (in dollars) $ (2,947) Decrease (percent) (0.8) % Same Store Rental Revenue(1) (dollars in thousands) Top 3 Industries Contributing to the Change (2) Three Months Ended Three Months Ended Net % Change Industry March 31, 2021 March 31, 2020 Change by Industry Theaters - U.S. $ 16,002 $ 22,263 $ (6,261) (28.1) % Convenience Stores - U.S. 48,198 47,074 1,124 2.4 % Restaurants - Quick Service U.S. 22,245 21,241 1,004 4.7 % For purposes of comparability, same store rental revenue is presented on a constant currency basis using the exchange rate as of March 31, 2021 of 1.38 GBP/USD. Our calculation of same store rental revenue includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic and recognized under the practical expedient provided by the FASB. Same store rental revenue was negatively impacted by reserves recorded as reductions of rental revenue of $7.4 million for the quarter ended March 31, 2021 compared to $819,000 for the quarter ended March 31, 2020. Our calculation of same store rental revenue also includes uncollected rent for which we have not granted a lease concession. If these applicable amounts of rent deferrals and uncollected rent were excluded from our calculation of same store rental revenue, the decreases for the quarter ended March 31, 2021 relative to the comparable period for 2020 would have been (8.6)%. (2) Top 3 industry contributors are based on absolute value of net change year over year. (1) Please see Glossary for our definitions of the Same Store Pool and Same Store Rental Revenue.

Q1 2021 Supplemental Operating & Financial Data 26 Same Store Rental Revenue(1) (Cont'd) (dollars in thousands) Q1 2021 Three Months Ended Three Months Ended Net % Change by Property Type March 31, 2021 March 31, 2020 Change Property Type Retail $ 314,686 $ 317,656 $ (2,970) (0.9) % Industrial 39,834 39,998 (164) (0.4) % Office 12,659 12,543 116 0.9 % Agriculture 5,683 5,612 71 1.3 % Total $ 372,862 $ 375,809 $ (2,947) (0.8) % Same Store Rental Revenue by Property Type Three Months Ended March 31, 2021 March 31, 2020 Same store rental revenue $ 372,862 $ 375,809 Constant currency adjustment (2) 24 (820) Straight-line rent 10,661 7,929 Amortization of above and below-market leases (12,072) (8,193) Contractually obligated reimbursements by our clients 21,678 20,366 Revenue from excluded properties (3) 46,212 17,066 Rental revenue (including reimbursable) $ 439,365 $ 412,157 (1) Please see Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue. (2) For purposes of comparability, same store rental revenue is presented on a constant currency basis using the exchange rate as of March 31, 2021 of 1.38 GBP/USD. (3) Please see Glossary for our definition of Same Store Pool. Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

Q1 2021 Supplemental Operating & Financial Data 27 By Property Occupied properties 6,531 Total properties 6,662 Occupancy 98.0 % By Square Footage Occupied square footage 112,403,095 Total square footage 114,241,813 Occupancy 98.4 % By Rental Revenue (Economic Occupancy) Quarterly cash rental revenue $ 422,199,690 Quarterly cash vacant rental revenue (1) $ 5,869,473 Occupancy 98.6% (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Change in Occupancy Vacant properties at 12/31/2020   140 Lease expirations (2) + 60 Leasing activity (3) - 50 Vacant dispositions (4) - 19 Vacant properties at 3/31/2021   131 (2) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. (3) Excludes four minority unit re-leases to new clients with no property-level vacancy impact. See page 28 for additional detail on re-leasing activity. (4) All 19 properties were vacant at the beginning of the quarter. Occupancy as of March 31, 2021 Occupancy by Number of Properties

Q1 2021 Supplemental Operating & Financial Data 28 Allocation Based on Number of Leases Leasing Activity (dollars in thousands) Q1 2021 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 6,705 $ 172 $ 4,272 $ 11,149 New cash rents* $ 6,995 $ 152 $ 4,389 $ 11,536 Recapture rate 104.3% 88.4% 102.7% 103.5 % Number of leases 37 2 15 54 Average months vacant — — 6.0 1.7 Lease incentives(1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Portfolio Rental Revenue: 0.7% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property.

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 8.9 years

Total Portfolio [1]					
	Expiring Leases		Approx. Leasable	Total Portfolio Annualized Contractual Rent as of	Percentage of Total Portfolio Annualized
Year	Retail	Non-Retail	Sq. Feet	March 31, 2021	Contractual Rent
2021	128	10	1,103,900	$ 22,633	1.3 %
2022	367	22	8,250,000	77,035	4.5
2023	543	23	9,710,300	120,720	7.0
2024	418	17	7,776,500	98,166	5.7
2025	507	21	7,955,800	126,303	7.3
2026	401	10	7,123,800	94,684	5.5
2027	442	4	6,802,300	93,567	5.4
2028	588	14	11,757,100	136,423	7.9
2029	542	6	9,412,600	134,642	7.8
2030	234	12	6,995,700	82,201	4.8
2031	268	18	7,615,100	125,611	7.3
2032	312	12	5,129,900	107,106	6.2
2033	292	5	4,062,400	72,753	4.2
2034	314	3	5,400,100	129,576	7.5
2035	263	1	2,550,000	64,405	3.6
2036 - 2046	822	9	10,757,600	244,624	14.0
Totals	6,441	187	112,403,100	$ 1,730,449	100.0 %

[1] This table sets forth the timing of remaining lease terms expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to annualized contractual rent as of March 31, 2021. Leases on our multi-client properties are counted separately in the table above. This table excludes 154 vacant units.

Q1 2021 Supplemental Operating & Financial Data

29

Q1 2021 Supplemental Operating & Financial Data 30 Earnings Guidance We estimate FFO per share for 2021 of $3.26 to $3.34, inclusive of a $0.13 per share loss due to the early redemption of the 3.250% notes due 2022. We estimate AFFO per share for 2021 of $3.44 to $3.49, an increase of 1.5% to 2.9% over 2020 AFFO per share of $3.39. Summarized below are approximate estimates of the key components of our 2021 earnings guidance, which do not give effect to the announced merger between us and VEREIT, Inc.: 2021 Guidance Net income per share $1.19 to $1.27 Real estate depreciation and impairments per share $2.13 Gains on sales of properties per share $(0.06) FFO per share $3.26 to $3.34 AFFO per share $3.44 to $3.49 Same store rent growth (1) 0.5% to 1.0% Occupancy ~ 98% Cash G&A expenses (% of revenues) (2)(3) ~ 4.5% Property expenses (non-reimbursable) (% of revenues) (2) 1.5% - 2.0% Income tax expenses ~ $20 million Acquisition volume Over $3.25 billion (1) Includes rent deferred for future payment as a result of lease concessions we granted in response to the COVID-19 pandemic. (2) Revenue excludes contractually obligated reimbursements by our clients. Cash G&A excludes stock-based compensation expense. (3) G&A inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 5% in 2021. Forward-looking statements involve known and unknown risks, which may cause our actual future results to differ materially from expected results. These risks include, among others, general economic conditions, domestic and foreign real estate conditions, client financial health, the availability of capital to finance planned growth, volatility and uncertainty in the credit markets and broader financial markets, changes in foreign currency exchange rates, property acquisitions and the timing of these acquisitions, the structure, timing and completion of the announced mergers between us and VEREIT, Inc. and any effects of the announcement, pendency or completion of the announced mergers, including the anticipated benefits therefrom, charges for property impairments, the effects of the COVID-19 pandemic and the measures taken to limit its impact, the effects of pandemics or global outbreaks of contagious diseases or fear of such outbreaks, our clients' ability to adequately manage their properties and fulfill their respective lease obligations to us, and the outcome of any legal proceedings to which we are a party, as described in our filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of our current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this presentation. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Joshua Dennerlein	joshua.dennerlein@bofa.com	(646) 855-1681
Berenberg	Nate Crossett	nate.crossett@berenberg-us.com	(646) 949-9030
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 269-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Brent Dilts	brent.dilts@ubs.com	(212) 713-1841
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q1 2021 Supplemental Operating & Financial Data 31

Q1 2021 Supplemental Operating & Financial Data 32 Glossary T Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) came to the conclusion that a Nareit-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gains and losses (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non- cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) loss on extinguishment of debt, (iv) real estate depreciation and amortization, (v) provisions for impairment, (vi) gain on sales of real estate, and (vii) foreign currency and derivative gains and losses, net. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies that is used by industry analysts and investors who look at and compare those companies. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre including adjustments to incorporate operating income from properties we acquired or stabilized during the applicable quarter and to remove operating income from properties we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. The pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See page 14 for further information regarding our debt covenants. Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit’s definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on pages 7 and 8) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility.

Q1 2021 Supplemental Operating & Financial Data 33 Glossary (Cont'd) Initial Average Cash Lease Yield (acquisitions) is computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us). Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents), divided by annualized quarterly Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per the consolidated balance sheet, less cash and cash equivalents), divided by annualized Pro Forma Adjusted EBITDAre. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. Total Portfolio Annualized Contractual Rent is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent. We believe total portfolio annualized contractual rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total portfolio annualized contractual rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented.